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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated August 11, 2004, appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 2004.

DELOITTE & TOUCHE LLP
Portland, Oregon
October 1, 2004